Exhibit 99.1
Waste Management Announces Third Quarter 2011 Earnings

Third Quarter Revenue Grows Nearly 9% and Net Income Increases More Than 11%
HOUSTON — October 27, 2011 — Waste Management, Inc. (NYSE: WM) today announced financial results for its third quarter ended September 30, 2011. Net income (a) for the quarter was $272 million, or $0.58 per diluted share, compared with $244 million, or $0.51 per diluted share, for the third quarter of 2010. Revenues for the third quarter of 2011 were $3.52 billion compared with $3.24 billion for the same 2010 period, an increase of 8.9%.
The Company noted certain items that impacted the third quarter results for 2011 and 2010. Adjusting for these items, net income would have been $295 million, or $0.63 per diluted share, in the third quarter of 2011 compared with $264 million, or $0.55 per diluted share, in the third quarter of 2010.(b)
Results in the third quarter of 2011 included a net decrease of $0.05 per diluted share from the following:
•	A $14 million, or $0.03 per diluted share, after-tax charge primarily for asset impairments and restructuring charges related to our cost savings programs;
•	After-tax net charges of approximately $5 million, or $0.01 per diluted share, due to the negative accounting effect of lower ten-year Treasury rates, which are used to discount environmental remediation reserves, offset in part by the favorable impact from a reduction in remediation and closure costs at a closed landfill; and
•	After-tax costs aggregating $4 million, or $0.01 per diluted share, related to the Company’s previously announced Oakleaf acquisition and related integration costs.
Results in the 2010 third quarter were adjusted for a net decrease of $0.04 per diluted share from the combined effects of charges related to remediation and closure costs at three closed landfills, the accounting effect of lower ten-year Treasury rates, and unfavorable income tax adjustments.
David P. Steiner, Chief Executive Officer of Waste Management, commented, “We are happy with our progress in the quarter, which resulted in expansion of both our revenue and net income year-over-year. Our revenue grew for the seventh consecutive quarter and our net income grew more than 11% year-over-year, primarily driven by our pricing programs, higher commodity prices and recycling volumes, acquisitions and fuel surcharges. In addition, we saw a $28 million benefit from our cost reduction initiatives.”
The Company generated solid cash from operations, with $659 million of cash from operations in the quarter and $372 million in free cash flow.(b) During the third quarter the Company returned $518 million to its shareholders in dividends and share repurchases.
FOR MORE INFORMATION
Waste Management
Web site
www.wm.com
Analysts
Ed Egl
713.265.1656
eegl@wm.com
Media
Lynn Brown
713.394.5093
lynnbrown@wm.com

Steiner continued, “The integration of Oakleaf into our company is progressing as expected. We are working with customers and the third-party hauler network to ensure a smooth transition that benefits customers, haulers, and Waste Management.
“Our internal revenue growth from yield for our collection and disposal operations was 1.6%, consistent with the results from the second quarter of 2011. Internal revenue growth from volume declined by 2.0% in the third quarter of 2011 from the prior year period. Excluding the volumes associated with the Gulf Coast clean-up efforts in 2010, internal revenue growth from volume only declined 0.3% in the quarter, which is the best performance we have seen in several years.”
KEY HIGHLIGHTS FOR THE THIRD QUARTER 2011
•	Revenue increased by 8.9%, or $287 million, with $106 million of the growth coming from the acquisition of Oakleaf.

•	Internal revenue growth from yield for collection and disposal operations was 1.6%, consistent with the second quarter of 2011. For the nine months ended September 30, internal revenue growth from yield for collection and disposal operations was 2.0%.

•	Internal revenue growth from volume was negative 2.0%. Adjusting for the Gulf Coast clean-up work in 2010, internal growth from volume was negative 0.3%.

•	Operating expenses increased by 12.7% or $255 million. Adjusting for the items excluded in calculating the Company’s as-adjusted earnings, operating expenses increased by $172 million in the third quarter.(b) The adjusted increase resulted mainly from $92 million of increased cost of goods sold from recycling commodity rebates and a $39 million increase in fuel costs. During the third quarter of 2011, the fuel surcharge program worked as expected to offset increased fuel costs. Labor costs increased $21 million.

•	As adjusted, SG&A expenses improved to 10.8% of revenue from 11.4% in the prior year period.(b) Selling, general and administrative expenses increased by $11 million compared with the third quarter of 2010. Adjusted for the items excluded in calculating the Company’s as-adjusted earnings, the selling, general, and administrative expenses were flat in the third quarter when compared with the third quarter 2010.(b)

•	Average recycling commodity prices increased approximately 29%, and recycling volumes increased 8% organically and 14% including acquisitions in the third quarter of 2011 compared with the prior year period. This led to $0.05 earnings per diluted share benefit in the third quarter of 2011, compared with the prior year period.

•	Net cash provided by operating activities was $659 million. Capital expenditures were $313 million. Free cash flow was $372 million.(b)

•	The Company returned $518 million to shareholders, consisting of $158 million in dividends and $360 million in common stock repurchases.

•	The effective tax rate was approximately 32.3%.

•	The Company recorded a net tax benefit of $10 million, or $0.02 per diluted share, primarily relating to audit settlements and adjustments from prior years from filing our 2010 income tax returns.

•	Hurricane Irene on the East Coast had a net negative $0.01 diluted earnings per share impact, which is not excluded in determining the Company’s as-adjusted earnings.

Steiner concluded, “We achieved our targets in the third quarter through cost controls and our continued pricing discipline, and we will remain focused on these priorities. We continue to expect full year adjusted earnings of between $2.14 and $2.18 per diluted share, and we expect our free cash flow to be about $1.25 billion for the year”.(b)

(a)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(b)	This earnings release contains a discussion of non-GAAP measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with (i) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of our results of operations and (ii) financial measures the Company uses in the management of its business. Accordingly, our revenue, net income, earnings per diluted share, operating expenses, SG&A expenses, and SG&A expenses as a percentage of revenue have been presented in certain instances excluding special items noted in this press release including acquisition of the Oakleaf operations.

The Company’s projected full year 2011 earnings of $2.14 to $2.18 per diluted share are not GAAP net earnings per diluted share and are anticipated to be adjusted to exclude the effects of events or circumstances in 2011 that are not representative or indicative of our results of operations. Projected GAAP earnings per diluted share for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, resolution of income tax items or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of adjusted projected full year earnings per diluted share to a GAAP earnings per diluted share projection.

The Company also discusses free cash flow and provides a projection of free cash flow, which is a non-GAAP measure; because it believes that it is indicative of our ability to pay our quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay our debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable U.S. GAAP measure. However, we believe free cash flow gives investors useful insight into how we view our liquidity. Nonetheless, the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as:

•	Net cash provided by operating activities

•	Less, capital expenditures

•	Plus, proceeds from divestitures of businesses (net of cash divested), and other sales of assets.
The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies, and therefore is not subject to comparison.
The quantitative reconciliations of each of the non-GAAP measures presented herein, other than projected earnings per diluted share, to the most comparable GAAP measures are included in the accompanying schedules. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP, and investors are urged to take into account GAAP measures as well as non-GAAP measures in evaluating the Company.
The Company will host a conference call at 10:00 AM (Eastern) today to discuss the third quarter 2011 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.
The conference call will be webcast live from the Investor Relations section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 96225430 when prompted by the conference call operator.

A replay of the conference call will be available on our website www.wm.com and by telephone from approximately 1:00 PM (Eastern) Thursday, October 27, 2011 through 5:00 PM (Eastern) on Thursday, November 10, 2011. To access the replay telephonically, please dial 800-642-1687, or from outside of the United States or Canada dial 706-645-9291, and use the replay conference ID number 96225430.
The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. Statements relating to future events and performance are “forward-looking statements” and include statements regarding financial results, business goals and investments and cost reduction programs, strategic growth initiatives and their future performance, future volume and pricing and related trends, 2011 earnings per diluted share, 2011 free cash flow, and general market and industry conditions. You should view these statements with caution. These statements are not guarantees of future performance, circumstances or events. They are based on the facts and circumstances known to us as of the date the statements are made. All phases of our business are subject to uncertainties, risks and other influences, many of which we do not control. Any of these factors, either alone or taken together, could have a material adverse effect on us and could cause actual results to be materially different from those set forth in such forward-looking statements. We assume no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.
The following are some of the risks that we face:
•	volatility and deterioration in the credit markets, inflation and other general and local economic conditions may negatively affect the volumes of waste generated;

•	competition may negatively affect our profitability or cash flows, our pricing strategy may have negative effects on volumes, and inability to execute our pricing strategy in order to retain and attract customers may negatively affect our average yield on collection and disposal business;

•	increasing use by customers of alternatives to traditional disposal, government mandates requiring recycling and prohibiting disposal of certain types of waste, and overall reduction of waste generated could continue to have a negative effect on volumes of waste going to landfills and waste-to-energy facilities;

•	we may fail in implementing our optimization initiatives and business strategy, which could adversely impact our financial performance and growth;

•	weather conditions and one-time special projects cause our results to fluctuate, and harsh weather or natural disasters may cause us to temporarily suspend operations;

•	possible changes in our estimates of costs for site remediation requirements, final capping, closure and post-closure obligations, compliance and regulatory developments may increase our expenses;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring additional capital expenditures;

•	climate change legislation, including possible limits on carbon emissions, may negatively impact our results of operations by increasing expenses related to tracking, measuring and reporting our greenhouse gas emissions and increasing operating costs and capital expenditures that may be required to comply with such legislation;

•	if we are unable to obtain and maintain permits needed to open, operate, and/or expand our facilities, our results of operations will be negatively impacted;

•	limitations or bans on disposal or transportation of out-of-state, cross-border, or certain categories of waste, as well as mandates on the disposal of waste, can increase our expenses and reduce our revenue;

•	adverse publicity (whether or not justified) relating to activities by our operations, employees or agents could tarnish our reputation and reduce the value of our brand;

•	fuel price increases or fuel supply shortages may increase our expenses or restrict our ability to operate;

•	some of our customers, including governmental entities, have suffered financial difficulties that could affect our business and operating results, due to their credit risk and the impact of the municipal debt market on remarketing of our tax-exempt bonds;

•	increased costs or the inability to obtain financial assurance or the inadequacy of our insurance coverage could negatively impact our liquidity and increase our liabilities;

•	possible charges as a result of shut-down operations, uncompleted development or expansion projects or other events may negatively affect earnings;

•	fluctuations in commodity prices may have negative effects on our operating results;

•	efforts by labor unions to organize our employees may increase operating expenses and we may be unable to negotiate acceptable collective bargaining agreements with those who have chosen to be represented by unions, which could lead to labor disruptions, including strikes and lock-outs, which could adversely affect our results of operations and cash flows;

•	we could face significant liability for withdrawal from multiemployer pension plans;

•	negative outcomes of litigation or threatened litigation or governmental proceedings may increase our costs, limit our ability to conduct or expand our operations, or limit our ability to execute our business plans and strategies;

•	problems with the operation of our current information technology or the development and deployment of new information systems could decrease our efficiencies and increase our costs;

•	our existing and proposed service offerings to customers may require that we develop or license, and protect, new technologies; and our inability to obtain or protect new technologies could impact our services to customers and development of new revenue sources;

•	the adoption of new accounting standards or interpretations may cause fluctuations in reported quarterly results of operations or adversely impact our reported results of operations;

•	we may reduce or suspend capital expenditures, acquisition activity, dividend declarations or share repurchases if we suffer a significant reduction in cash flows; and

•	we may be unable to incur future indebtedness on terms we deem acceptable or to refinance our debt obligations, including near-term maturities, on acceptable terms and higher interest rates and market conditions may increase our expenses.
Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K.
ABOUT WASTE MANAGEMENT
Waste Management, Inc., based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is also a leading developer, operator and owner of waste-to-energy and landfill gas-to-energy facilities in the United States. The company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management visit www.wm.com or www.thinkgreen.com.
# # #

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended September 30,
	2011	2010
Operating revenues	$3,522	$3,235

Costs and expenses:
Operating	2,261	2,006
Selling, general and administrative	380	369
Depreciation and amortization	317	317
Restructuring	15	—
(Income) expense from divestitures, asset impairments and unusual items	6	(1)

	2,979	2,691

Income from operations	543	544

Other income (expense):
Interest expense	(118)	(126)
Interest income	1	1
Equity in net losses of unconsolidated entities	(7)	(8)
Other, net	2	—

	(122)	(133)

Income before income taxes	421	411
Provision for income taxes	136	153

Consolidated net income	285	258
Less : Net income attributable to noncontrolling interests	13	14

Net income attributable to Waste Management, Inc.	$272	$244

Basic earnings per common share	$0.58	$0.51

Diluted earnings per common share	$0.58	$0.51

Basic common shares outstanding	468.3	477.3

Diluted common shares outstanding	469.7	481.0

Cash dividends declared per common share	$0.34	$0.315

(1)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended September 30,
	2011	2010
EPS Calculation:

Net income attributable to Waste Management, Inc.	$272	$244

Number of common shares outstanding at end of period	461.2	475.7
Effect of using weighted average common shares outstanding	7.1	1.6

Weighted average basic common shares outstanding	468.3	477.3
Dilutive effect of equity-based compensation awards and other contingently issuable shares	1.4	3.7

Weighted average diluted common shares outstanding	469.7	481.0

Basic earnings per common share	$0.58	$0.51

Diluted earnings per common share	$0.58	$0.51

(2)

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating revenues	$9,972	$9,328

Costs and expenses:
Operating	6,396	5,883
Selling, general and administrative	1,144	1,065
Depreciation and amortization	935	917
Restructuring	15	(1)
(Income) expense from divestitures, asset impairments and unusual items	6	(78)

	8,496	7,786

Income from operations	1,476	1,542

Other income (expense):
Interest expense	(358)	(354)
Interest income	6	3
Equity in net losses of unconsolidated entities	(20)	(16)
Other, net	4	2

	(368)	(365)

Income before income taxes	1,108	1,177
Provision for income taxes	377	469

Consolidated net income	731	708
Less : Net income attributable to noncontrolling interests	36	36

Net income attributable to Waste Management, Inc.	$695	$672

Basic earnings per common share	$1.47	$1.40

Diluted earnings per common share	$1.46	$1.39

Basic common shares outstanding	472.7	481.7

Diluted common shares outstanding	474.5	484.9

Cash dividends declared per common share	$1.02	$0.945

(3)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
EPS Calculation:

Net income attributable to Waste Management, Inc.	$695	$672

Number of common shares outstanding at end of period	461.2	475.7
Effect of using weighted average common shares outstanding	11.5	6.0

Weighted average basic common shares outstanding	472.7	481.7
Dilutive effect of equity-based compensation awards and other contingently issuable shares	1.8	3.2

Weighted average diluted common shares outstanding	474.5	484.9

Basic earnings per common share	$1.47	$1.40

Diluted earnings per common share	$1.46	$1.39

(4)

Waste Management, Inc.
Condensed Consolidated Balance Sheets
(In Millions)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$282	$539
Receivables, net	1,799	1,656
Other	338	287

Total current assets	2,419	2,482

Property and equipment, net	11,911	11,868
Goodwill	6,104	5,726
Other intangible assets, net	397	295
Other assets	1,221	1,105

Total assets	$22,052	$21,476

Liabilities and Equity

Current liabilities:
Accounts payable, accrued liabilities, and deferred revenues	$2,302	$2,252
Current portion of long-term debt	225	233

Total current liabilities	2,527	2,485

Long-term debt, less current portion	9,388	8,674
Other liabilities	3,852	3,726

Total liabilities	15,767	14,885

Equity:
Waste Management, Inc. stockholders’ equity	5,948	6,260
Noncontrolling interests	337	331

Total equity	6,285	6,591

Total liabilities and equity	$22,052	$21,476

(5)

Waste Management, Inc.
Condensed Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Consolidated net income	$731	$708
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	935	917
Other	204	223
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(133)	(195)

Net cash provided by operating activities	1,737	1,653

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(645)	(343)
Capital expenditures	(909)	(737)
Proceeds from divestitures of businesses (net of cash divested) and other sales of assets	22	36
Investments in unconsolidated entities	(92)	(162)
Net receipts from restricted trust and escrow accounts, and other	89	31

Net cash used in investing activities	(1,535)	(1,175)

Cash flows from financing activities:
New borrowings	1,001	775
Debt repayments	(425)	(932)
Common stock repurchases	(528)	(443)
Cash dividends	(481)	(454)
Exercise of common stock options	40	28
Other, net	(66)	(43)

Net cash used in financing activities	(459)	(1,069)

Effect of exchange rate changes on cash and cash equivalents	—	1

Decrease in cash and cash equivalents	(257)	(590)
Cash and cash equivalents at beginning of period	539	1,140

Cash and cash equivalents at end of period	$282	$550

(6)

Waste Management, Inc.
Summary Data Sheet
(Dollar Amounts in Millions)
(Unaudited)

	Quarters Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Operating Revenues by Lines of Business

Collection	$2,150	$2,116	$2,119
Landfill	690	671	674
Transfer	337	334	342
Wheelabrator	228	226	237
Recycling	438	419	286
Other	210	105	86
Intercompany (a)	(531)	(524)	(509)

Operating revenues	$3,522	$3,347	$3,235

	Quarters Ended
	September 30, 2011		September 30, 2010
		As a % of		As a % of
	Amount	Total Company	Amount	TotalCompany
Analysis of Change in Year Over Year Revenues
Average yield (i)	$191	5.9%	$153	5.0%
Volume	(64)	-2.0%	(22)	-0.7%

Internal revenue growth	127	3.9%	131	4.3%
Acquisition	150	4.6%	72	2.4%
Divestitures	(1)	—	—	—
Foreign currency translation	11	0.4%	9	0.3%

	$287	8.9%	$212	7.0%

		As a % of Related		As a % of Related
	Amount	Business	Amount	Business
(i) Average yield
Collection, landfill and transfer	$45	1.7%	$53	2.1%
Waste-to-energy disposal	(2)	-1.6%	7	6.7%

Collection and disposal	43	1.6%	60	2.3%
Recycling commodities	104	34.9%	78	38.8%
Electricity	(3)	-4.1%	4	5.6%
Fuel surcharges and mandated fees	47	41.2%	11	10.8%

Total	$191	5.9%	$153	5.0%

	Quarters Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Free Cash Flow Analysis (b)
Net cash provided by operating activities	$659	$677	$1,737	$1,653
Capital expenditures	(313)	(262)	(909)	(737)
Proceeds from divestitures of businesses (net of cash divested) and other sales of assets (c)	26	9	39	36

Free cash flow	$372	$424	$867	$952

(a)	Intercompany revenues between lines of business are eliminated within the Condensed Consolidated Financial Statements included herein.

(b)	The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(c)	Proceeds for the three and nine months ended September 30, 2011 includes the repayment of a $17.0 million note receivable from a prior year divestiture. This repayment is included as a component of “Net receipts from restricted trust and escrow accounts, and other” in our Condensed Consolidated Statement of Cash Flows.

(7)

Waste Management, Inc.
Summary Data Sheet
(Dollar Amounts in Millions)
(Unaudited)

	Quarters Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Balance Sheet Data

Cash and cash equivalents	$282	$371	$550

Debt-to-total capital ratio:
Long-term indebtedness, including current portion	$9,613	$9,037	$8,959
Total equity	6,285	6,623	6,439

Total capital	$15,898	$15,660	$15,398

Debt-to-total capital	60.5%	57.7%	58.2%

Capitalized interest	$5	$5	$4

Acquisition Summary (a)

Gross annualized revenue acquired	$651	$41	$71

Total consideration	$495	$68	$122

Cash paid for acquisitions	$488	$58	$106

Other Operational Data

Internalization of waste, based on disposal costs	67.8%	67.9%	67.9%

Total landfill disposal volumes (tons in millions)	24.0	23.3	24.4
Total waste-to-energy disposal volumes (tons in millions)	2.1	2.0	2.0

Total disposal volumes (tons in millions)	26.1	25.3	26.4

Active landfills	271	270	272

Landfills reporting volume	254	255	258

Amortization, Accretion and Other Expenses for Landfills Included in Operating Groups:
Landfill amortization expense -
Cost basis of landfill assets	$87.0	$84.7	$89.5
Asset retirement costs	15.2	21.9	20.0

Total landfill amortization expense	102.2	106.6	109.5
Accretion and other related expense	17.6	17.0	17.0

Landfill amortization, accretion and other related expense	$119.8	$123.6	$126.5

(a)	Represents amounts associated with business acquisitions consummated during the indicated periods. Note that cash paid for acquisitions may include cash payments for business acquisitions consummated in prior quarters.

(8)

Waste Management, Inc.
Reconciliation of Certain Non-GAAP Measures
(Dollars In Millions, Except Per Share Amounts)
(Unaudited)

	Quarter Ended		Quarter Ended
	September 30, 2011		September 30, 2010
Adjusted Net Income and Earnings Per Diluted Share	After-tax Amount (a)	Per Share Amount	After-tax Amount (a)	Per Share Amount
Net income and Diluted EPS, as reported	$272	$0.58	$244	$0.51

Adjustments to Net income and Diluted EPS:
Restructuring charges and asset impairments	14	0.03	—	—
Closed site adjustments and changes in risk-free interest rate	5	0.01	16	0.03
Oakleaf acquisition and related integration activities	4	0.01	—	—
Tax items	—	—	4	0.01

Net income and Diluted EPS, as adjusted	$295	$0.63	$264	$0.55

	Quarters Ended
	September 30,
Adjusted Operating Expenses	2011	2010
Operating expenses, as reported	$2,261	$2,006

Adjustments to Operating Expenses
Oakleaf acquisition and related integration activities	(94)	—
Closed site adjustments and changes in risk-free interest rate	(8)	(19)

Adjusted Operating Expenses (b)	$2,159	$1,987

	Quarters Ended
	September 30,
Adjusted Operating Revenues, Adjusted SG&A Expenses, and Adjusted SG&A Expenses as a Percent of Revenues	2011	2010
As reported:
Operating revenues	$3,522	$3,235
SG&A expenses	$380	$369
SG&A expenses as a percent of revenues	10.8%	11.4%

Adjustments:
Operating revenues — Oakleaf acquisition	$(106)	$—
SG&A expenses — Oakleaf acquisition and related integration activities	$(12)	$—
SG&A expenses — Closed site adjustment	$—	$(1)

As adjusted:
Operating revenues	$3,416	$3,235
SG&A expenses (c)	$368	$368
Adjusted SG&A expenses as a percent of revenues	10.8%	11.4%

(a)	Please see the “Adjusted Tax Expense Reconciliation” for the tax expense associated with each of the after-tax adjustments to net income and diluted EPS in the third quarter of 2011 and 2010.

(b)	Increase of $172 million in operating expenses, as adjusted.

(c)	Adjusted SG&A expenses were flat in Q3 2011 when compared with Q3 2010.

(9)

Waste Management, Inc.
Reconciliation of Certain Non-GAAP Measures
(Dollars In Millions)
(Unaudited)

	Quarter Ended		Quarter Ended
	September 30, 2011		September 30, 2010
Adjusted Tax Expense Reconciliation	Pre-tax Income	Tax Expense	Pre-tax Income	Tax Expense
As reported amounts	$421	$136	$411	$153

Adjustments to Tax Expense:
Restructuring charges and asset impairments	20	6	—	—
Closed site adjustments and changes in risk-free interest rate	8	3	24	8
Oakleaf acquisition and related integration activities	7	3	—	—
Tax items	—	—	—	(4)

As adjusted amounts	$456	$148	$435	$157

Full Year 2011 Free Cash Flow Reconciliation(d)
Net cash provided by operating activities	$2,550
Capital expenditures	(1,350)
Proceeds from divestitures of businesses (net of cash divested) and other sales of assets	50

$1,250

(d)	The reconciliation presents a scenario that illustrates our projected free cash flow for 2011. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

(10)